                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        September 29, 1997
                                                  ----------------------------


                    Pennsylvania Real Estate Investment Trust
            ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


      Pennsylvania                  1-6300                   23-6216339
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
   of Incorporation)              File Number)            Identification No.)


455 Pennsylvania Avenue, Suite 135, Ft. Washington, Pennsylvania  19034
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code  (215) 542-9250
                                                    --------------


------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On September 30, 1997, the Registrant (sometimes referred to herein as the "Trust") completed a series of related transactions pursuant to which, inter alia, (i) the Trust capitalized PREIT Associates, L.P., a Delaware limited partnership of which the Trust is the sole general partner (the "Operating Partnership") by transferring to the Operating Partnership substantially all of the assets of the Trust, or the economic benefit thereof, subject to the liabilities of the Trust, in exchange for the issuance to the Trust and PREIT Property Trust, a wholly-owned subsidiary of the Trust and a limited partner of the Operating Partnership, general partner interests in the Operating Partnership and Class A limited partner interests in the Operating Partnership ("Class A OP Units") aggregating the number of issued and outstanding shares of Beneficial Interest, $1.00 par value per share, of the Trust ("Shares") as of such date; (ii) the Operating Partnership acquired all of the non-voting common shares, constituting 95% of the equity, of The Rubin Organization, Inc., a Pennsylvania corporation ("TRO") which changed its name to PREIT-RUBIN, Inc., in exchange for 200,000 Class A OP Units and the obligation to issue up to 800,000 additional Class A OP Units over the next five (5) years determined by the per share funds from operation ("FFO") of the Trust; (iii) the Operating Partnership acquired the interests of certain affiliates of TRO ("TRO Affiliates") in, or their right to acquire, and did acquire, four existing shopping centers, or portions thereof (the "Existing Properties") and in two shopping centers currently under construction (the "Development Properties"); (iv) the Operating Partnership acquired the pre-development rights of certain TRO Affiliates, subject to related obligations, in certain proposed shopping centers (the "Pre-Development Properties") under a co-development agreement (the "Goldenberg Letter Agreement") with a joint venture partner of TRO; (v) the Trust and TRO entered into a number of employment agreements with members of TRO management; (vi) Ronald Rubin, former chief executive officer of TRO, was elected chief executive officer of the Trust, Edward Glickman, former chief financial officer of TRO, was elected chief financial officer and executive vice president of the Trust, and George Rubin, former President of TRO, continued in such capacity; (vii) Sylvan M. Cohen, former chairman and chief executive officer of the Trust, continued as chairman of the Trust and as chair of the Property Committee of the Board of Trustees of the Trust and Jonathan B. Weller, president and chief operating officer of the Trust, continued in such positions with the Trust; and (viii) Ronald Rubin, George Rubin and Rosemarie
B. Greco, former President of CoreStates Financial Corp. and former President and Chief Executive Officer of Corestates Bank, N.A., were elected as trustees of the Trust to fill vacancies created by the resignations as trustees of Robert Freedman, Jack Farber and Robert G. Rogers. The inter-related transactions described above are collectively referred to below as the "TRO Transaction."

         The following summary describes the principal features of the TRO Transaction. The TRO Transaction was accomplished in several separate transactions, the combined effect of which was to capitalize the Operating Partnership and to transfer ownership of the Trust's direct and indirect interests in its existing properties, or the economic benefits thereof, to the Operating Partnership, and to effect the acquisitions described in the immediately previous paragraph.

         It is intended that the structuring of the TRO Transaction through the Operating Partnership will enable those persons and entities conveying assets in the TRO Transaction to defer certain tax consequences of the TRO Transaction and will permit the Trust, through the Operating Partnership, to subsequently acquire from third parties additional commercial properties in a structure that may enable such parties to defer the recognition of taxable gain.

         The Operating Partnership. The Trust is the sole general partner of the Operating Partnership and PREIT Property Trust, a business trust wholly-owned by the Trust, is a limited partner. The Trust contributed to the Operating Partnership, or to entities wholly-owned by the Operating Partnership, the real estate interests owned, directly or indirectly, by the Trust, or the economic benefits thereof, in exchange for general partnership interests in the Operating Partnership and a number of Class A OP Units issued to it and PREIT Property Trust which equalled, in the aggregate, the number of Shares of beneficial interest of the Trust issued and outstanding on the closing date of the TRO Transaction. This structure, known in the industry as an "UPREIT" structure, is now a common method for organizing the holdings of the real property portfolio investments of real estate investment trusts. The Trust believes that the formation of the Operating Partnership will increase the pool of potential property acquisitions by enabling the Trust to afford prospective transferors the prospect of a deferral of taxable gain.

         Under the Operating Partnership's First Amended and Restated Agreement of Limited Partnership (the "Operating Partnership Agreement"), the Trust, as the sole general partner of the Operating Partnership, has the authority, to the exclusion of the limited partners, to make all management decisions on behalf of the Operating Partnership. In addition, the Trust, as general partner, will have the ability to cause the Operating Partnership to make subsequent acquisitions of real property assets, and, in connection therewith, to create and issue subsequent classes of limited or preferred partner interests with terms different from the limited partner and general partner interests issued in the TRO Transaction. The Trust has agreed in the Operating

Partnership Agreement to conduct substantially all of its business activities through the Operating Partnership unless a majority in interest of the Class A and Class B OP Units consent to the conduct of business activities outside the Operating Partnership.

         OP Units. The Operating Partnership Agreement authorizes the issuance of an unlimited number of limited partner interests ("OP Units"). Holders of Class A OP Units and Class B OP Units (which were issued in the TRO Transaction to the Equity Property and Development Limited Partnership ("EPDLP") affiliate with an interest in one of the Existing Properties sold to the Operating Partnership) are entitled to distributions from the Operating Partnership as and when made by the general partner. Since the general partner will, of necessity, have to make distributions on the Class A OP Units held directly or indirectly by it at the times and in the amounts as will permit it to make distributions to shareholders of the Trust (the "Shareholders") necessary to preserve its status as a real estate investment trust for federal income tax purposes, it is anticipated that the holders of Class A OP Units and Class B OP Units will receive such distributions at the approximate time, and in the same amounts, as distributions are declared and paid by the Trust to the Shareholders.

         Holders of OP Units generally will have no right to vote on any matter voted on by holders of Shares except that prior to the date on which at least half of the Class A and Class B OP Units issued on September 30, 1997 (other than to the Trust or an affiliate of the Trust) have been redeemed, the holders of Class A and Class B OP Units issued on September 30, 1997 (other than the Trust or an affiliate of the Trust) shall be entitled to vote, as a single class, on any proposal to merge, consolidate, or sell substantially all of the assets of the Trust if the holders of Shares vote thereon and, in such event, the necessary vote to effect such action shall be the sum of an absolute majority of the outstanding Class A and Class B OP Units and the applicable vote of the holders of the Shares, which such vote may be met by any combination of holders of the Class A and Class B OP Units and the Shares. In such event, holders of OP Units will be entitled to one vote for each Share issuable by the Trust upon the redemption of one Class A or Class B OP Unit.

         The Operating Partnership Agreement also provides that the Trust may not engage in a fundamental transaction (e.g., a merger) unless, by the terms of such transaction, the OP Units are treated in the same manner as that number of Shares for which they are exchangeable by the Trust upon notice of redemption are treated and that holders of OP Units will have the right to vote on certain amendments to the Operating Partnership Agreement.

         Class A and Class B OP Units are redeemable by the Operating Partnership at the election of a limited partner holding such units, at such time, and for such consideration, as set forth in

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the Operating Partnership Agreement. In general, and subject to certain exceptions and limitations, "qualifying parties" may, beginning one year following the respective issue dates, give one or more notices of redemption with respect to all or any part of the Class A OP Units so received and then held by such party. Neither the Trust nor its wholly-owned business trust subsidiary will be qualifying parties and, accordingly, neither will have contractual redemption rights under the Operating Partnership Agreement unless such agreement were to be subsequently amended. Class B OP Units will be redeemable at the option of the holder at any time after issuance.

         If a notice of redemption is given, the Trust has the right to elect to acquire the OP Units tendered for redemption for its own account, either in exchange for the issuance of a like number of Shares (subject to adjustments for stock splits, recapitalizations, and like events) or a cash payment equal to the average of the closing prices of the Shares on the ten consecutive trading days immediately prior to receipt by the Trust, in its capacity as general partner of the Operating Partnership, of the notice of redemption. If the Trust declines to exercise such right, then on the tenth day following tender for redemption the Operating Partnership will pay a cash amount equal to the number of units so tendered multiplied by such average closing price.

         The TRO Equity Acquisition. Pursuant to an agreement among the TRO Shareholders (including entities who received TRO shares in the recapitalization of TRO contemporaneously with the closing of the TRO Transaction), TRO, a corporate affiliate of TRO, the Trust and the Operating Partnership (the "TRO Contribution Agreement"), (i) TRO was recapitalized, (ii) the Operating Partnership acquired all of the non-voting common shares of TRO, constituting 95% of the total equity of TRO, (iii) a stock bonus plan created for the benefit of TRO employees acquired all of the voting common shares of TRO, constituting 5% of the total equity of TRO, and (iv) the TRO shareholders and certain TRO Affiliates received (x) an aggregate of 200,000 Class A OP Units, and (y) the right to receive up to an additional 800,000 Class A OP Units over the following five-year period, depending on the Trust's per share "adjusted funds from operations" ("Adjusted FFO") during such period.

         The TRO Contribution Agreement defines "Adjusted FFO" as the Trust's consolidated net income for any period, plus, to the extent deducted in computing such net income (i) depreciation attributable to real property, (ii) certain amortization expenses, (iii) the expenses of the TRO Transaction, (iv) losses on the sale of real estate, (v) material write-downs on real estate, (vi) material prepayment penalties, and (vii) rents currently due in excess of rents reported, minus (i) rental revenue reported in excess of amounts currently due,
(ii) lease termination fees, and (iii) gains on the sale of real

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estate. For the twelve-month periods ending August 31, 1996 and May 31, 1997, the Trust's Adjusted FFO per share on a stand-alone basis would have been $2.16 and $2.21, respectively.

         With respect to the additional 800,000 Class A OP Units which the Operating Partnership will be contingently obligated to issue in the future as additional consideration to TRO Shareholders, the TRO Contribution Agreement establishes "hurdles" and "targets" during specified "earn-out periods." The earn-out periods consist of (i) the three month period ending December 31, 1997, (ii) the years ending December 31, 1998 through 2001, and (iii) the nine-month period ending September 30, 2002.

         The per share Adjusted FFO hurdles/targets are $0.58/$0.65 for the first earn-out period and $2.40/$2.66, $2.53/$2.81, $2.65/$2.94, $2.83/$3.14
and $2.19/$2.43 for the second through the sixth earn-out periods, respectively. The minimum number of earn-out units (i) for the first earn-out period is 5,000, (ii) for the second earn-out period is 20,000, (iii) for the third through fifth earn-out periods is 57,500, and (iv) for the sixth earn-out period is 52,500. The maximum earn-out units (i) for the first earn-out period is 32,500, (ii) for the second earn-out period is 130,000,
(iii) for the third through fifth earn-out periods is 167,500, and (iv) for the sixth earn-out period is 135,000.

         In general, (i) if the hurdle for any earn-out period is not met, no units will be issued in respect of such period, (ii) if the target for any earn-out period is met, the maximum number of units for such period will be issued, and (iii) if Adjusted FFO for any earn-out period is between the hurdle and the target for such period, the Operating Partnership would issue the base units for such period plus a pro rata portion of the number of units by which the maximum units exceeded the base units for such period equal to the amount by which the per share Adjusted FFO exceeded the hurdle but was less than the target. For example, the minimum number of units for the calendar year 1998 is 20,000 and the maximum number of units is 130,000, the per share Adjusted FFO hurdle for 1998 is $2.40 and the per share Adjusted FFO target is $2.66. If the per share Adjusted FFO for 1998 were $2.53 (that is, one-half of the difference between the target and the hurdle), the Operating Partnership would issue 75,000 Units (20,000 + (.5 (130,000-20,000))).

         The foregoing is subject to the right to carry back to prior earn-out periods amounts in excess of the target in the current period, thereby earning additional units (but never more than the maximum amount) and to carry forward into the next, but only the next, earn-out period amounts of per share Adjusted FFO which exceed the target in any such period, provided, in all cases, no amounts in excess of the target in any period may be applied to result in the issuance of additional units in any other period until first applied to eliminate all shortfalls from targets in all prior periods.

         In the computation of Adjusted FFO, certain revenues received by TRO prior to September 30, 1997 (the "TRO Closing Date") which remained as cash assets of TRO on the TRO Closing Date will be included as a portion of Adjusted FFO. In the computation of per share Adjusted FFO, outstanding Shares will include the number of Shares issuable by the Trust upon redemption of all then outstanding OP Units.

         Pursuant to the TRO Contribution Agreement, the Operating Partnership loaned TRO on the TRO Closing Date $3,358,972 (the "Closing Loan"), which was an amount equal to (i) start-up expenses incurred by TRO in performing 23 shopping center management contracts acquired by TRO from EPDLP on December 31, 1996, plus (ii) costs incurred by TRO in connection with the purchase agreements for the Existing Properties to be acquired from affiliates of EPDLP and co-investors therewith, plus (iii) legal expenses incurred by TRO which were directly related to the preparation of the proxy statement, plus (iv) certain advances and expenses previously incurred by TRO in respect of the Predevelopment Properties.

         In addition, on September 30, 1997, the Operating Partnership advanced $6,442,197 to TRO (and affiliates of TRO) for predevelopment expenses incurred by TRO in respect of properties developed jointly with the Goldenberg Group.

         The TRO Contribution Agreement provided that TRO would make distributions of current assets to its shareholders immediately prior to the closing of the TRO Transaction (the "TRO Closing"), subject to a requirement that, on the TRO Closing Date, TRO have no liabilities other than those (i) under scheduled contracts, (ii) with respect to scheduled contingencies, (iii) with respect to advances made by the Operating Partnership to TRO on the TRO Closing Date, (iv) ordinary course accounts payable, accrued salaries and taxes, and (v) certain other specified liabilities. TRO will be obligated on the TRO Closing Date to have cash and collectible receivables at least equal to the sum of the amount of certain categories of permitted liabilities on the TRO Closing Date and certain principals of TRO pledged Class A OP Units to secure the payment of certain undischarged contingent obligations of TRO incurred prior to the TRO Closing Date.

         Indemnification. In the TRO Contribution Agreement, TRO and the Shareholders made representations and warranties about TRO, its organization, capitalization, financial statements and like matters and the Trust and the Operating Partnership made like representations and warranties to TRO and the Shareholders. The TRO Contribution Agreement provides for indemnification by the

Shareholders in respect of their representations, warranties and covenants in the agreement. Such indemnification is subject to a general $350,000 threshold (subject to certain exclusions therefrom) and the Operating Partnership may set-off Class A OP Units subject to the earn-out against any such claims. The contribution agreements for the Court at Oxford Valley and the Development Properties also contain post-transaction indemnification obligations of the contributing parties.

         Registration Rights. At the TRO Closing, the Trust entered into Registration Rights Agreements with those persons receiving or entitled to receive (i) Class A OP Units in respect of shares of TRO and/or their interests in the Existing, Development and Pre-Development Properties and (ii) the Class B OP Units issued at the closing in respect of the purchase of one of the Existing Properties from an affiliate of EPDLP. In general, the Registration Rights Agreement for the holders of Class A OP Units provides that those parties receiving and entitled to receive Class A OP Units in the TRO Transaction will be entitled to cause the Trust, subject to exclusions and limitations commonly found in agreements of this type, to register Shares for resale by them in connection with other registration statements filed by the Trust. This Registration Rights Agreement contains provisions dealing with registration procedures, holdbacks, responsibility for expenses, indemnification, and other customary provisions.

         If the TRO Shareholders having piggyback registration rights do not have an opportunity to exercise those rights before a specified period following the last issuance of Class A Units pursuant to the TRO Transaction, these TRO Shareholders will have the right to cause the Trust to file a registration statement covering the resale of the Shares underlying the Class A OP Units owned by these TRO Shareholders. In such event, the Trust will be obligated to use its commercially reasonable efforts to cause the registration statement to become effective within sixty (60) days after filing and to remain effective for not less than two years (or until the date on which Shares may be sold without registration, if earlier).

         The Trust also entered into a Registration Rights Agreement with the party receiving Class B OP Units in respect of the equity in one of the Existing Properties -- Magnolia Mall -- in which the Trust has agreed to file and maintain a registration statement covering resales from time to time by such party of Shares obtained by it in connection with the redemption of Class B OP Units. If the Trust files such a registration statement, it has agreed to use its reasonable best efforts to include in such registration statement resales of Shares issued upon redemption of Class A Units issued at the TRO Closing.

         Other Rights. If the Operating Partnership determines to sell, before the fifth anniversary of the date on which a

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property is acquired by the Operating Partnership, an Existing Property,
Development Property or Predevelopment Property for which Class A OP Units were issued in the TRO Transaction and the holders of a majority of the then outstanding Class A OP Units issued to the TRO Affiliates object to such sale, the sale will not be consummated unless (i) the sale constitutes an exchange under Section 1031 of the Internal Revenue Code or (ii) the sale is in connection with the proposed sale of all or substantially all of the real estate assets of the Operating Partnership.

         Furthermore, before September 30, 2001, the Operating Partnership may not sell or otherwise dispose of Magnolia Mall in a transaction in which taxable gain is recognized unless (i) the sale constitutes an exchange under Section 1031 of the Internal Revenue Code and no gain is recognized on such sale or (ii) the sale is in connection with a program to sell substantially all of the Operating Partnership's (and its affiliates) retail assets to an entity not affiliated with the Operating Partnership and at least 80% of the retail properties owned by the Operating Partnership have been sold or are under binding contracts of sale with unaffiliated third parties and are scheduled to close within six months of the date of the closing of the sale of Magnolia Mall.

         The Existing Properties Acquisition. In connection with the TRO Transaction, the Operating Partnership acquired interests in four shopping centers/retail properties, listed below:

                   Existing Properties -- General Information
================================================================================

                                                                                                                       Approximate
                                                                                                                       Annualized
                                                               Contract                                                Minimum
                            Gross             Percentage       Acquisition         Percentage                          Rent as of
                            Leasable          Interest         Price               Leased at           Number of       June 30, 1997
Property/Location           Sq. Ft.           Acquired             ($Mil.)*        June 30, 1997       Tenants         ($ mil.)
-----------------           -------           --------         ----------------    -------------       ---------       -------------
------------------------------------------------------------------------------------------------------------------------------------
The Court at Oxford         692,000(1)            50%                6.1(2)              100%               15                6.6
Valley, Langhorne, PA
------------------------------------------------------------------------------------------------------------------------------------
Magnolia Mall,              570,000              100%               45.4(4)              97.7%              72                3.5
Florence, SC(3)
------------------------------------------------------------------------------------------------------------------------------------
North Dartmouth             620,000              100%               35.0(6)              87.7%              55                4.0
Mall,
Dartmouth, MA(5)
------------------------------------------------------------------------------------------------------------------------------------
Former Strawbridge          207,000               (7)                 3.2                 (8)               ---                ---
Store, Springfield, PA

====================================================================================================================================

*        Before closing and other adjustments.
(1)      Includes 235,000 sq. ft. owned by Home Depot and BJ's Warehouse Club.
(2) The equity portion of the purchase price (following initial closing adjustments) was paid in 233,248 Class A OP Units valued at $23.40 per unit. The equity portion of the purchase price is subject to post-closing adjustments. The effective cost to the Trust includes allocated mortgage debt of $24.7 million at June 30, 1997.
(3) This property was initially subject to a purchase contract between TRO and Magnolia Retail Associates, L.L.C. TRO assigned its rights and obligations under such contract to the Operating Partnership. The seller was an affiliate of EPDLP.
(4) Includes assumed mortgage debt of approximately $25.2 million. The equity portion of the purchase price was paid in 213,038 Class B OP Units valued at $23.47 per Unit and $15.1 million in cash.
(5) TRO entered into a contract to purchase this center from Diversified Equity Corporation of Illinois, Inc., an affiliate of EPDLP. The Operating Partnership assumed TRO's obligations under the Agreement of Sale at the closing.
(6) Approximately $6.0 million of the purchase price in respect of the equity of the seller in the property was paid in cash and the balance of the purchase price, to be applied to mortgage debt on the property which was not assumed, was also paid in cash.
(7) The Trust is a co-tenant with an undivided one-half interest in one of three floors in this free-standing former department store. Its share of the costs of reconstruction is 14.98%.
(8)      Vacant.

The Court at Oxford Valley (Langhorne, Pennsylvania).

         The Court at Oxford Valley was completed in 1996. The center has 15 units with total minimum rents of approximately $6.6 million. Its tenants include Dick's, Best Buy, HomePlace, Phar-mor (subleased from Melville Corp.), Baby Superstore, Sears HomeLife, Office Max, and Barnes & Noble. Home Depot and BJ's Warehouse Club own stores (and associated land) at the center. TRO's joint venture partner in the center is The Goldenberg Group, which also manages the center.

         The center is encumbered by a mortgage held by an institutional lender in the principal amount of approximately $49.4 million as of June 30, 1997. The mortgage was unaffected by the Trust's acquisition of a 50% interest in the partnership that owns the center. The mortgage is for a fifteen-year term at a fixed interest rate of 8.02% per annum and requires level monthly payments of principal and interest based on a twenty-five year amortization. It is first prepayable in 2002 and any prepayment is subject to a prepayment fee.

         The Trust issued an aggregate of 233,248 Class A OP Units to certain TRO Affiliates in respect of their 50% equity interest in Oxford Valley Road Associates, the partnership which owns The Court at Oxford Valley. The consideration was obtained by dividing the agreed-upon value of the equity of the TRO Affiliates in the center ($5.5 million, after giving effect to closing and other adjustments) by $23.40, which was the average closing price per Share on the twenty trading days prior to July 30, 1997, the date the TRO Transaction Documents were executed. Certain principals of TRO pledged Class A OP Units to secure the payment of certain undischarged contingent obligations related to The Court at Oxford Valley incurred prior to the TRO Closing Date.

Magnolia Mall (Florence, South Carolina)

         This center was completed in 1979, expanded in 1986-87, and renovated in 1992. Its anchor tenants are JC Penney, Belk and Sears. Other tenants include Rose's and Carmike Cinema. The center has 67 other tenants (including kiosks). TRO obtained management of the center in December 1996. Magnolia Mall is leased pursuant to a long-term ground lease (with an option to purchase) expiring in May 2019 with monthly rental payments of approximately $17,000.

         Magnolia Mall is encumbered by a mortgage held by an institutional lender in the principal amount of approximately $25.2 million at September 30, 1997 and was unaffected by the acquisition of the property by the Operating Partnership. The mortgage is a ten-year fixed rate mortgage maturing in 2006. The interest rate on the mortgage is 8.2% per annum and the mortgage provides for level payments of principal and interest which would amortize the principal over a twenty-year term.

North Dartmouth Mall, Dartmouth, Massachusetts

         This center was completed in 1971 and renovated in 1987. Its anchor tenants include JC Penney, Sears, General Cinema, and Ames. The center currently has approximately fifty other tenants (including kiosks). TRO obtained management of the center from EPDLP in December, 1996. The entire purchase price was paid by the Operating Partnership in cash.

Former Strawbridge Store (Springfield, Pennsylvania)

         Target, the Trust and the Trust's co-owner acquired condominium interests in the former Strawbridge Store on April 18, 1997. The site is at the Intersection of Route 13, Baltimore Pike and Route 420, approximately 1/2 mile from the Springfield Mall. Target plans on occupying the lower two levels. The Trust and its co-tenants, entities affiliated with Claude deBotton, together own a condominium interests in the third floor of the building and condominium interest in pads for one to three outparcels. All levels of the building have access to at-grade parking. The Trust's projected total investment is approximately $3.2 million.

         The Development Properties Acquisition. As part of the TRO Transaction, the Operating Partnership entered into a contribution agreement (the "Development Properties Contribution Agreement") pursuant to which it will acquire the interests of TRO Affiliates in two properties developed by TRO. The Operating Partnership's actual aggregate purchase price (assumed debt and equity) for each property will be based on a formula which capitalizes cash flow from leased and occupied space, and space leased but not yet occupied, to credit-worthy tenants, values triple net leases with purchase arrangements at the present value of payments in excess of related debt amortization, and values all other space as mutually agreed or, failing agreement, pursuant to appraisals. The equity portion of the purchase price will be payable, in each case, in Class A OP Units valued at $23.40 per Unit which was the average of the closing prices of the Shares on the twenty trading days prior to July 30, 1997, the date on which the definitive documentation for the acquisition of the Development Properties was executed. The projected purchase prices listed below are based on certain assumptions which may not be realized and actual results are likely to vary. Accordingly, the actual purchase prices may differ from the projected purchase prices and will be a function of lease-up activity, and other factors, prior to acquisition by the Operating Partnership. Information with respect to the Development Properties is listed below.

                                   Development Properties -- General Information

====================================================================================================================================
                                                                    Projected
                                                                    Annualized
                                                                    Minimum Rent
                           Planned Gross        Percentage          on a Fully-           Projected            Anticipated
                           Leasable             Interest to         Leased Basis          Purchase             Acquisition
Property/Location          Sq. Ft.              be Acquired            ($Mil.)            Price ($Mil.) (1)    Date by Trust
-----------------          ------------         -----------         ------------          -----------------    -------------
------------------------------------------------------------------------------------------------------------------------------------
Hillview Shopping          341,000                  50%                     3.2                14.0 (2)        Prior to December
Center,                                                                                                        31, 1998
Cherry Hill, NJ
------------------------------------------------------------------------------------------------------------------------------------
Northeast Tower            462,000                 100%  (3)                4.0                25.3 (4)        Prior to December
Center,                                                                                                        15, 1999
Philadelphia, PA (3)
====================================================================================================================================

----------------
(1) The projected purchase prices listed above are illustrative only and the actual purchase prices will be a function of lease-up activity, and other factors, prior to acquisition by the Operating Partnership.
(2) Includes allocated portion of projected assumed indebtedness of $12.9 million.
(3) The Trust will initially acquire 89% of the interest in the partnership which owns this property and obtain the right to acquire the remaining 11% interest not earlier than three years from the first acquisition date.
(4)      Includes projected assumed indebtedness of $20.5 million.

Hillview Shopping Center (Cherry Hill, New Jersey)

         This center was developed by TRO, which has a 50% interest in the center. Affiliates of The Goldenberg Group own the balance of the center. TRO will manage the center. Tenants in the center will be Target, Kohl's, Babies 'R Us, Home Place, PetsMart, Crown Book, and Silver Diner.

         The Operating Partnership will acquire the 50% interest of certain TRO Affiliates in the center shortly after its completion, which is currently anticipated in autumn of 1997.

         The center is currently encumbered by a floating-rate construction loan and mortgage held by an institutional lender and having an approximate principal balance of $18 million as of September 30, 1997. The mortgage bears interest at the London Interbank Offered Rate plus 1.9% and is extendable until the spring of 1998. The terms of the mortgage will be unaffected by the acquisition by the Operating Partnership of the equity interest of TRO Affiliates in the center, but it is anticipated that a permanent mortgage will be placed on the property on or before its acquisition by the Operating Partnership.

Northeast Tower Center (Philadelphia, Pennsylvania)

         This center was developed by TRO and all of the equity interests in the center are owned by TRO Affiliates. TRO will manage the center. Tenants in the center include Home Depot, PetsMart, Staples, and Old Navy. The center will have approximately twelve other stores.

         Upon completion of the center, which is currently anticipated to be not later than December, 1999, the Operating Partnership will initially acquire 89% of the interests of the TRO Affiliates which own the center. The Operating Partnership will have the absolute right to acquire the remaining 11% interests of the TRO Affiliates thirty-seven months following the original acquisition date.

         It is currently anticipated that the center will be encumbered at the time of its acquisition by the Operating Partnership by one or more mortgages in the aggregate amount of approximately $20.6 million. The terms of the mortgage will be unaffected by the acquisition by the Operating Partnership of the equity interest of TRO Affiliates in the center.

The Predevelopment Properties Acquisition. Under the terms of the TRO Transaction, the Trust has acquired all of the interests of certain TRO Affiliates in the Predevelopment Properties listed below. Additional permitting and other work is required on all sites. Accordingly, there can be no assurance that any particular site will ultimately be developed and it is possible that the right to acquire an interest in some of these properties will be allowed to expire unexercised due to unresolved permitting issues or other factors encountered in the development process.

                                Predevelopment Properties -- General Information

====================================================================================================================================
                                                                                                                      Total
                                        Projected            Projected Gross           Current Projected            Projected
                                       Percentage            Rentable Retail              Construction          Cost to the Trust
       Property/Location                Interest                 Sq. Ft.               Commencement Date           ($Mil.) (1)
       -----------------                ---------            ---------------           ------------------        -----------------
------------------------------------------------------------------------------------------------------------------------------------
Blue Route Metroplex                     50%*                    760,000                  Autumn, 1998                 38.8
Plymouth Meeting, PA
------------------------------------------------------------------------------------------------------------------------------------
Christiana Strip Center                  50%                     279,000                  Winter, 1997                 14.7
(Phase 1)
Newark, DE
------------------------------------------------------------------------------------------------------------------------------------
Christiana Strip Center                  50% (2)                 445,000                  Autumn, 1998                  (3)
(Phase II)
Newark, DE
------------------------------------------------------------------------------------------------------------------------------------
Red Rose Commons                         50%*                    461,000                  Winter, 1997                 14.6
Lancaster, PA
====================================================================================================================================

---------------
* Subject to reduction to 25% under the terms of the Goldenberg Letter Agreement. See "The Goldenberg Letter Agreement" below.
(1) Stated projected project costs are based on current estimates and include both attributed debt and equity but exclude amounts due certain TRO Affiliates in respect of one-half of any positive difference between value at completion and cost (on an aggregate basis).
(2) This property is not currently zoned for retail use and any participation by the Trust in the development of this property is subject to rezoning.
(3)      None as of the date of this Report.


         The Basic Predevelopment Arrangements

         The terms of the TRO Transaction required the Operating Partnership, on the TRO Closing Date, to reimburse TRO in cash for its verified out-of-pocket expenditures and advances in respect of the Predevelopment Properties which are not covered by the funding under the Goldenberg Letter Agreement (see "The Goldenberg Letter Agreement" below). At the TRO Closing, the Operating Partnership acquired from TRO, for cash, the account through which TRO had made Predevelopment Property advances under the Goldenberg Letter Agreement.

         As each Predevelopment Property project is completed, it will be valued based on the following valuation principles: (i) all space based and occupied by credit tenants will be valued at ten times adjusted cash flow (computed as specified in the agreement); and (ii) all space leased to a credit tenant but unoccupied will be valued at ten times adjusted cash flow calculated as though the space was built and occupied as set forth in the budget in the property, and (iii) space not leased or occupied, whether built or unbuilt, will be valued as mutually agreed on or, failing agreement, by appraisal. Additional provisions exist for valuing triple net lease/purchase arrangements. Although each Predevelopment Property project will be valued as completed and an "account" established against which Class A OP Units will be deemed to be credited, as well as deemed cash in an amount that would have been distributed on such deemed Units and a 10% interest factor on such deemed cash, no consideration will be paid until the earlier of (x) the completion of the last predevelopment property, and (y) the abandonment by the Trust of any uncompleted projects, and (z) five years following the TRO closing. At that time, any uncompleted project will be valued and the Operating Partnership will issue Class A OP Units equal in value to 50% of the amount, if any, by which the value of the Operating Partnership's interest in each predevelopment project exceeded the aggregate cost of such project at the time of completion. Negative amounts arising in connection with the completion or abandonment of any project will be netted back against earlier completed projects in order of completion. Class A OP Units issued in respect of the foregoing valuations of the Predevelopment Projects will be valued at the greater of (x) average of the closing prices of the Shares for the twenty trading days prior to the date of the completion valuation and (y) $19.00. If the average of the closing prices of the Shares on the 20 trading days prior to each valuation is less than $19.00, additional OP Units, of a new class but equal in value to those Class A OP Units not issued because of the operation of the pricing limitation, will be issued.


         The Goldenberg Letter Agreement

         TRO was party to a letter agreement with The Goldenberg Group (the "Goldenberg Letter Agreement"), which contemplates the development of six power centers, three by The Goldenberg Group and three by TRO. The Goldenberg Letter Agreement provides that the entity developing the center will have the right to manage the center but that each center will be 50% owned by The Goldenberg Group and 50% owned by TRO. TRO was obligated under the Goldenberg Letter Agreement to provide a $5 million revolving fund to carry pre-development expenses on The Goldenberg Group's three projects to the extent those expenses exceed construction loan financing proceeds and to fund all such expenses on TRO projects directly. At the TRO Closing, the Operating Partnership took by assignment from TRO and an affiliate of TRO all of TRO's rights, subject to all of TRO's obligations, under the Goldenberg Letter Agreement.

         The Court at Oxford Valley, an Existing Property, was developed by Goldenberg under the Goldenberg Letter Agreement and Hillview Shopping Center, a Development Property, was developed by TRO under the Goldenberg Letter Agreement. Goldenberg's remaining two projects under the Goldenberg Letter Agreement are the Blue Route/Metroplex Center, Plymouth Meeting, Pennsylvania, and Red Rose Commons, Lancaster, Pennsylvania, both listed above as Predevelopment Properties. TRO has not yet proposed its second and third projects under the Goldenberg Letter Agreement. In the event that the Operating Partnership were to fail to offer The Goldenberg Group two proposed power center projects meeting specified criteria (one to be selected at The Goldenberg Group's sole election) within eighteen months of the closing of a construction loan on each of Blue Route/Metroplex and Red Rose Commons, then the interest of the Operating Partnership in the "unmatched" project would be subject to reduction by The Goldenberg Group, without the payment of any consideration, from 50% to 25%.

         Although TRO has performed preliminary work for the requisite "matches" for Blue Route/Metroplex and Red Rose Commons, there can be no assurance that either project will be successfully matched and, therefore, that the Operating Partnership's interest in these projects will not be reduced to 25%. However, since the Operating Partnership will only pay TRO Affiliates in respect of one-half of the "developer profit" on the share of the profit actually acquired, a reduction in the interest in these projects should not result in any unrecaptured cost to the Operating Partnership.

         Rights of First Refusal. The Operating Partnership obtained rights of first refusal with respect to the interests of certain TRO Affiliates in the three retail properties listed below. There can be no assurance that the Operating Partnership will have the opportunity to exercise its right of first refusal with respect to any of such properties or that, having such right, it will elect to do so.

            Rights of First Refusal Properties -- General Information

=============================================================================================================
                                                Gross Leasable           Percentage Interests
Property/Location                                  Sq. Ft.               Owned By TRO Affiliates
-------------------------------------------------------------------------------------------------------------
Christiana Mall,                                  1,100,000                      (1)
Newark, DE   (1)
-------------------------------------------------------------------------------------------------------------
Cumberland Mall,                                    463,143                      50%
Vineland, NJ
-------------------------------------------------------------------------------------------------------------
Fairfield Mall,                                     417,940                      50%
Chicopee, MA
=============================================================================================================

-----------------
(1) The ownership interest in this property is to be restructured. The interests of TRO Affiliates is subject to adjustment. The Operating Partnership's right of first refusal does not attach to transactions incident to such restructuring.


         Management Changes. A substantial number of management changes occurred at the Trust as a consequence of the completion of the TRO Transaction. Ronald Rubin, formerly Chairman and Chief Executive Officer of TRO, was elected a Trustee and Chief Executive Officer of the Trust. George Rubin, formerly President and Chief Operating Officer of TRO, was elected a Trustee of the Trust and President of TRO. Rosemarie B. Greco was also elected a Trustee of the Trust as a designee of TRO. Ms. Greco has no prior affiliation with the Trust. Messrs. Robert G. Rogers, Robert Freedman and Jack Farber resigned as Trustees of the Trust. Set forth below is biographical and other data with respect to Ronald Rubin, George Rubin and Rosemarie B. Greco.

===========================================================================================================
                                          Occupation During                   Beneficial Ownership
                              Age         Last Five Years                     of Shares of the Trust
-----------------------------------------------------------------------------------------------------------
Ronald Rubin (1)              66          Chairman and Chief                            (2)
                                          Executive Officer, The
                                          Rubin Organization, Inc.,
                                          since 1992
-----------------------------------------------------------------------------------------------------------
George Rubin (1)              54          President, The Rubin                          (2)
                                          Organization, Inc., since
                                          1992
-----------------------------------------------------------------------------------------------------------
Rosemarie B. Greco            51          Former President,                             -0-
                                          CoreStates Financial Corp.
                                          and CoreStates Bank, N.A.
                                          since 1992
===========================================================================================================

-----------------
(1)      Ronald Rubin and George Rubin are brothers.

(2) Neither Ronald Rubin nor George Rubin currently own Shares of the Trust. George Rubin's spouse currently owns 500 Shares, and his daughter is the beneficiary of 900 shares held in trust for her. At the closing of the TRO Transaction, Ronald Rubin and George Rubin became beneficial owners, after adjustments, of approximately 143,440 and 86,055 Class A OP Units, respectively, issued in respect of their equity interests in TRO and the Court at Oxford Valley. They will be entitled to receive additional Class A OP Units during the five-year period following the TRO Closing to the extent the Trust meets specified financial goals. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- The TRO Equity Acquisition.") They own a majority of the interests of the TRO Affiliates that own interests in the Development Properties and the Predevelopment Properties and thus will also obtain beneficial interests in a substantial additional number of Class A OP Units as some or all of such interests are acquired by the Operating Partnership. Class A OP Units become redeemable by the holder one year after issuance and, if tendered for redemption may, at the election of the Trust, be exchanged for Shares. Ronald Rubin and George Rubin were granted options at the TRO Closing to purchase 150,000 and 75,000 Shares, respectively, of the Trust, none of which are currently exercisable within the next sixty (60) days.

         Sylvan M. Cohen, a founder of the Trust and currently Chairman and Chief Executive Officer of the Trust, will continue as Chairman of the Board of Trustees and as Chairman of its Property Committee. Jonathan B. Weller, a Trustee and President of the Trust, will continue in those positions and as Chief Operating Officer of the Trust. Robert G. Rogers, formerly Executive Vice President of the Trust, will retire effective December 31, 1997. Edward Glickman, currently Chief Financial Officer of TRO, became Chief Financial Officer of the Trust. A number of members of management of TRO will continue in such capacities in TRO.

         Ronald Rubin Employment Agreement. The Trust has entered into an employment agreement with Ronald Rubin for an initial term of five years and extending year-to-year thereafter until terminated by either party. During the period of his employment, Mr. Rubin will be required to devote his full working time, energy, skill and best efforts to the performance of his duties under the agreement and may not participate in any other business pursuits except that he may maintain his existing ownership interest in approximately 35 commercial properties in which the Trust will have no interest so long as the aggregate time he devotes to such properties is insignificant and such activities do not interfere with, detract from or affect the performance of his duties to the Trust. The contract precludes Mr. Rubin, directly or indirectly, from engaging in any development opportunity in which Mr. Rubin has an ownership interest other than three specified projects, subject to waiver by the Special Committee of the Board of Trustees of the Trust (see "The TRO Transaction -- The Special Committee"), upon the request of Mr. Rubin, in exceptional circumstances.

         The contract provides for annual base salary of $345,000, provided that at all times during the term of the contract the base salary be at least equal to the highest amount paid to any other person employed by the Trust or TRO. For each fiscal year commencing after December 31, 1997, Mr. Rubin will be entitled to incentive compensation under a plan to be adopted by the Trust. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- Cash Incentive Bonus Plan"). The contract also provides for the grant pursuant to the 1997 Stock Option Plan of non-qualified options to purchase 150,000 Shares at an exercise price fixed in accordance with the terms of the Plan, which will be the closing price on the TRO Closing Date. The options will vest in four equal annual installments beginning on the first anniversary of the grant date. (See "The 1997 Stock Option Plan").

         If Mr. Rubin's employment is terminated other than for cause or a change in control of the Trust, he will be entitled to lump sum severance equal to the present value of his base salary and a target incentive bonus for the remaining portion of the contract term at the time of termination. If his employment is terminated pursuant to a change in control (including voluntary termination by Mr. Rubin within 60 days of a change in control), the Trust shall pay him up to three times the present value of his base salary and target incentive compensation, subject to all necessary reductions to preserve the deductibility of all such payments under the Internal Revenue Code.

         Mr. Rubin's contract defines change in control to mean (i) the acquisition by any person or group of the beneficial ownership of 51% of the issued and outstanding Shares, or (ii) a circumstance in which the majority of the Board of Trustees does not consist of persons ("Continuing Trustees") who were Trustees of the Trust prior to the time any person or group acquired 50% or more of the Shares, or who were recommended to succeed such persons by a majority of such persons, or (iii) the approval by the Shareholders of a reorganization, consolidation or merger or approval by the Shareholders of a liquidation or dissolution of the Trust or sale of all or substantially all of the Trust's assets unless (A) the Shareholders will, by reason of such transaction, own at least 51% of the voting securities of the surviving entity, and (B) no person, excluding an employee benefit plan, will own more than 49% of the voting power of any resulting entity, and (C) a majority of the members of the board of directors or trustees of the surviving entity consist of persons who were Continuing Trustees of the Trust immediately prior to the transaction.

         During Mr. Rubin's employment and for one year thereafter if his employment is terminated for cause, Mr. Rubin will be prohibited from competing, in certain defined respects, with the Trust, subject to the permitted ownership interests described above. Any non-competition agreement would terminate upon a change in control of the Trust.

         Other Employment Agreements. The Trust and TRO have entered into employment agreements with a number of current managers of TRO, to take effect on the TRO Closing. Most of the contracts provide for stated rates of minimum base cash compensation, initial option grants, and incentive compensation to be established in the future. (See "Cash Incentive Bonus Plan.") These individuals include George Rubin, the brother of Ronald Rubin, who is currently President of TRO and who will become a Trustee of the Trust and remain President of TRO, and Edward Glickman, who is currently Chief Financial Officer of TRO and who will become the Chief Financial Officer of the Trust.

         Most of the individuals executing employment agreements were granted options to purchase an aggregate of approximately 300,000 shares at an exercise price equal to the closing price of the Shares on the date of the closing of the TRO Transaction. The options will be non-qualified options, will vest in four equal annual installments beginning on the first anniversary of the grant date.

         The term of all such contracts are two years and automatically renewable for year-to-year terms thereafter unless prior notice is given by either party. In many respects, these contracts otherwise contain terms similar to those of the contract with Ronald Rubin, except that most of the contracts provide that severance upon a change in control is a multiple of twice base and targeted incentive compensation, subject to reduction to satisfy limitations on deductibility, and the executive may only obtain such payment if he or she resigns for Good Reason (as defined in the agreements) following a change in control.

         TRO Stock Bonus Plan. At the Closing, TRO established a stock bonus plan for all of its employees who have completed at least one year of service as of the effective date of the plan (September 30, 1997). The plan will be qualified for favorable tax treatment under section 401(a) of the Internal Revenue Code and all of the outstanding voting common shares of TRO will be held by the trust established under the plan.

         TRO contributed all of its voting common shares to the plan for the plan year ending December 31, 1997. The shares will be allocated to the plan accounts of the eligible employees as of December 31, 1997, pro rata, based on their covered compensation for 1997. The shares held by the plan will be appraised as of the effective date, and as of each

December 31 thereafter. The value of an employee's account under the plan will be payable to the employee upon termination of service. Since TRO's Articles of Incorporation restrict ownership of all of the outstanding voting common shares of TRO to TRO employees or to a tax-qualified plan for the benefit of employees, benefits to terminated employees will be paid only in cash.

         Voting on major corporate transactions (including mergers, recapitalizations, liquidations, and similar transactions) will be passed through by the plan trustee CoreStates Bank, N.A., to the plan's participants. Voting by the plan trustee on other matters will be directed by majority vote of the TRO Stock Bonus Plan Committee, who will be appointed by the Board of Directors of TRO.

         Cash Incentive Bonus Plan. The Trust and TRO have established an incentive bonus plan, effective January 1, 1998, for certain officers and key employees of the Trust and TRO. The plan is a nonqualified, unfunded plan with bonuses to be paid from the general assets of the Trust.

         The Executive Compensation and Human Resources Committee of the Board of Trustees of the Trust will administer the plan. The Committee will designate which eligible officers and key employees are eligible to receive a bonus under the plan. Each of the individuals who will be entering into employment agreements in connection with the TRO Transaction will be eligible to participate in the Plan. A bonus pool will be created equal to a percentage of "Adjusted Funds Available for Distribution," and one-half of the pool will be paid to the participants based on set individual percentages. All or a portion of the remainder of the pool may be awarded by senior management (in its discretion, but subject to the approval of the Committee) to any of the participants in the plan and/or to any other employees of the Trust or TRO who achieved the goals and objectives stated in the Trust's business plan.

                  Bonuses will be paid in single-sum cash payments within a reasonable time after the Trust's fiscal year-end financial statements are approved. Except as provided in a participant's employment agreement, only participants who are employed by the Trust or TRO on December 31 of each plan year will be eligible to receive payments under the plan (unless the participant was no longer an employee due to a reorganization, or because he retired on or after age 65, became disabled, or died).


The New Credit Agreement

         Coincident with the closing of the TRO transaction, the Operating Partnership entered into a $150 million revolving credit facility (the "New Revolver") with a group of banks led by CoreStates Bank, N.A ("CoreStates"). The obligations of the Operating Partnership under the New Revolver have been guaranteed by the Trust. The New Revolver replaces, effective June 30, 1997, facilities which the Trust maintained with CoreStates and other banks in the aggregate principal amount of $75 million (of which $39.7 million was outstanding as of September 30, 1997). The New Revolver leaves in place a separate $35 million term loan facility previously provided the Trust by a bank group, including CoreStates, which is secured by three apartment properties, had a balance as of September 30, 1997, of $34.0 million, and which may be extended at the borrower's option to March, 2000.

         The New Revolver is for an initial term of twenty-four months (subject to extension upon conditions and terms set forth therein) and bears interest, at the borrower's election, at (i) the higher of CoreStates' prime rate, or the Federal Funds lending rate plus .5%, in each case as in effect from time to time, or (ii) the London Interbank Offered Rate plus margins ranging from 1.1% to 1.7%, depending on the ratio of the Operating Partnership's Consolidated Liabilities to Gross Asset Value (the "Leverage Ratio"), each as determined pursuant to the terms of the New Revolver.

         The New Revolver contains affirmative and negative covenants normally found in facilities of this type, as well as requirements that the Operating Partnership maintain, on a consolidated basis: (i) a maximum Leverage Ratio of 65%; (ii) a maximum ratio of Senior Liabilities to Unencumbered Asset Value of 73%; (iii) minimum tangible net worth of $115 million plus 75% of the net proceeds of sales of equity securities by the Operating Partnership or the Trust; (iv) a minimum ratio of annualized consolidated property net operating income to total annual debt service of 1.40:1; (v) a minimum ratio of annualized consolidated property net operating income to pro forma debt service 1.30:1; and (vi) maintain consolidated net operating income of at least $40,000,000. After giving effect to the acquisition of the non-voting common shares of TRO and the acquisition of the Existing Properties, the Leverage Ratio, computed as provided in the New Revolver, is approximately 59%. Until the Operating Partnership reduces its leverage ratio to 50%, the lending banks will hold unrecorded mortgages on thirteen unencumbered properties which the Operating Partnership owns, directly or indirectly, and would be entitled to record such mortgages upon any event of default. After the Operating Partnership reduces the Leverage Ratio to 50% and the ratio of Senior Liabilities to Unencumbered Asset Value to 60%, the Lending Banks are to release the unrecorded mortgages, whereupon the ratios in clauses (i),
(ii), (iv) and (v) above become, respectively, 50%, 60%, 1.70 to 1 and
1.65 to 1.

         On September 30, 1997, the Operating Partnership drew $89.6 million on the New Revolver, which was used as follows: $10.1 million for the acquisition of Magnolia Mall, Florence, S.C.; $33.9 million for the acquisition of North Dartmouth Mall, Dartmouth, MA; $39.7 million to refinance existing credit facilities and unsecured term loans ($5.7 million of which remained in place from the prior $75 million revolving credit facility); $8.9 million advance to TRO for the Closing Loan and predevelopment costs; and $2.7 million for other transaction costs. Because of the operation of the Unencumbered Asset Value covenant, the current maximum borrowings which could be made by the Operating Partnership under the New Revolver are approximately $113.4 million.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

                  i. The Rubin Organization, Inc. and Subsidiary -- Consolidated Balance Sheets as of December 31, 1996, 1995 (unaudited) and June 30, 1997 (unaudited); Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the years ending December 31, 1997, 1996 (unaudited), and 1995 (unaudited) and for the six months ended June 30, 1997 (unaudited) and 1996 (unaudited); and related notes thereto. Filed as Exhibit F to the Trust's definitive proxy statement for the Special Meeting of Shareholders on September 29, 1997, filed with the Securities and Exchange Commission (the "Commission") on August 27, 1997, and incorporated herein by reference.

                  ii. Oxford Valley Road Associates -- Balance Sheets as at December 31, 1996 and 1995 and June 30, 1997 (unaudited); Statements of Operations and Partners Capital and Cash Flows for the years ending December 31, 1996 and 1995 and the six months ending June 30, 1997 (unaudited) and 1996 (unaudited); and related notes thereto. Filed as Exhibit G to the Trust's definitive proxy statement for the Special Meeting of Shareholders on September 29, 1997, filed with the Commission on August 27, 1997, and incorporated herein by reference.

                  iii. Magnolia Mall -- Statement of Revenues and Certain Expenses for the year ending December 31, 1996, and the six months ending June 30, 1997 (unaudited); and related notes thereto. Filed as Exhibit H to the Trust's definitive proxy statement for the Special Meeting of Shareholders on September 29, 1997, filed with the Commission on August 27, 1997, and incorporated herein by reference.

                  iv. North Dartmouth Mall -- Statement of Revenues and Certain Expenses for the year ending December 31, 1996, and the six months ending June 30, 1997 (unaudited); and related notes thereto. Filed as Exhibit I to the Trust's definitive proxy statement for the Special Meeting of Shareholders on September 29, 1997, filed with the Commission on August 27, 1997, and incorporated herein by reference.

         (b)  Pro Forma Financial Information.

                  i. Unaudited Pro Forma Consolidating Financial Information of Pennsylvania Real Estate Investment Trust -- Consolidated Balance Sheet as of May 31, 1997; Consolidating Income Statements for the year ended August 31, 1996 and the nine months ended May 31, 1997; and related notes to Management's Assumptions. See page F-1.

         (c) Exhibits. The Registrant agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Commission upon request.

         3.2      Trust Agreement, as Amended and Restated September 29, 1997.

         3.3      By-Laws, as adopted on September 29, 1997.

         4.12 Revolving Credit Agreement, dated September 30, 1997, among PREIT Associates, L.P. and the lending institutions named therein.

         4.13     Revolving Credit Note, dated September 30, 1997.

         4.14 Guaranty of the Trust, dated September 30, 1997, among the Trust and the lending institutions named therein.

         4.15 First Amended and Restated Agreement of Limited Partnership, dated September 30, 1997, of PREIT Associates, L.P.

         4.16 Subscription Agreement, dated September 30, 1997, between PREIT Associates, L.P. and Florence Mall Partners.

         10.15 PREIT Contribution Agreement and General Assignment and Bill of Sale, dated as of September 30, 1997, by and between the Trust and PREIT Associates, L.P.

         10.16 Declaration of Trust, dated June 19, 1997, by Trust, as grantor, and Trust, as initial trustee.

         10.17 TRO Contribution Agreement, dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., and the persons and entities named therein.

         10.18 First Amendment to TRO Contribution Agreement, dated September 30, 1997.

         10.19 Contribution Agreement (relating to the Court at Oxford Valley, Langhorne, Pennsylvania), dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., Rubin Oxford, Inc. and Rubin Oxford Valley Associates, L.P.

         10.20 First Amendment to Contribution Agreement (relating to the Court at Oxford Valley, Langhorne, Pennsylvania), dated September 30, 1997.

         10.21 Contribution Agreement (relating to Hillview Shopping Center, Cherry Hill, New Jersey), dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., Cherry Hill Partner, Inc., and Rubin Oxford Valley Associates, L.P.

         10.22 Contribution Agreement (relating to Northeast Tower Center, Philadelphia, Pennsylvania), dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., Roosevelt Blvd. Co., Inc., and the individuals named therein.

         10.23 Contribution Agreement (relating to the pre-development properties named therein), dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., and TRO Predevelopment, LLC.

         10.24 First Amendment to Contribution Agreement (relating to the pre-development properties), dated September 30, 1997.

         10.25 First Refusal Rights Agreement, effective as of September 30, 1997, by Pan American Associates, its partners and all persons having an interest in such partners with and for the benefit of PREIT Associates, L.P.

         10.26 Purchase and Sale Agreement (relating to Magnolia Mall, Florence, South Carolina), dated as of June 30, 1997, by and between Magnolia Retail Associates, L.L.C. and The Rubin Organization, Inc.

         10.27 First Amendment to Purchase and Sale Agreement (relating to Magnolia Mall, Florence, South Carolina), dated September 30, 1997.

         10.28 Purchase and Sale Agreement (relating to North Dartmouth Mall, Dartmouth, Massachusetts), dated as of June 30, 1997, by and between Diversified Equity Corporation of Illinois, Inc. and The Rubin Organization, Inc.

         10.29 Agreement Regarding Assignment of Purchase and Sale Agreements (relating to Magnolia Mall, Florence, South Carolina and North Dartmouth Mall, Dartmouth,
                  Massachusetts), dated as of June 30, 1997, between The Rubin Organization, Inc. and the Trust.

         10.30 Registration Rights Agreement, dated as of September 30, 1997, among the Trust and the persons listed on Schedule A thereto.

         10.31 Registration Rights Agreement, dated as of September 30, 1997, between the Trust and Florence Mall Partners.

         10.32 Letter Agreement, dated March 26, 1996, by and among The Goldenberg Group, The Rubin Organization, Inc., Ronald Rubin and Kenneth Goldenberg.

         10.33 Letter Agreement dated July 30, 1997, by and between The Goldenberg Group and Ronald Rubin.

         10.34 Employment Agreement, dated September 30, 1997, between the Trust and Ronald Rubin.

         10.35 Employment Agreement, dated September 30, 1997, between the Trust and Edward Glickman.

         10.36 Second Amendment to Employment Agreement, dated as of September 29, 1997, between the Trust and Sylvan M. Cohen.

         10.37    Trust Incentive Bonus Plan, effective as of January 1, 1998.

         10.38 PREIT-RUBIN, Inc. Stock Bonus Plan Trust Agreement, effective as of September 30, 1997, by and between PREIT-RUBIN, Inc. and CoreStates Bank, N.A.

         10.39    PREIT-RUBIN, Inc. Stock Bonus Plan.

         10.40 Amended and Restated 1990 Incentive and Non-Qualified Stock Option Plan of the Trust.

         10.41    1997 Stock Option Plan.

         23.3 Consent of Arthur Andersen LLP (Independent Public Accountants for the Trust, The Rubin Organization, Inc., Magnolia Mall and North Dartmouth Mall.)

         23.4 Consent of Zelenkofske, Axelrod & Co., Ltd. (Independent Public Accountants for Oxford Valley Road Associates.)

Item 8.  Change in Fiscal Year.

         At a meeting of the Board of Trustees of the Registrant held September 29, 1997, the Board of Trustees resolved to change the Registrant's fiscal year end from August 31 to December 31. The Registrant's first full fiscal year after the change will be the twelve months ended December 31, 1998. The Registrant intends to file a report on Form 10-Q for the four month period ending December 31, 1997, not later than February 14, 1998.

                                  Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Pennsylvania Real Estate Investment Trust


                                            /s/ Dante J. Massimini
Date:  October 13, 1997                     -----------------------------------
                                            Dante J. Massimini
                                            Senior Vice President-Finance
                                              and Treasurer

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 PRO FORMA CONSOLIDATING FINANCIAL INFORMATION



The following sets forth the pro forma consolidating balance sheet of Pennsylvania Real Estate Investment Trust as of May 31, 1997 and the pro forma consolidating statements of operations for the year ended August 31, 1996 and the nine-month period ended May 31, 1997 to give effect to the TRO Transaction.

The TRO Transaction involved a number of related transactions, the combined effect of which was to form and capitalize an Operating Partnership and to transfer ownership of the Trust's direct and indirect interests in its existing properties, or the economic benefits thereof, to the Operating Partnership, and to effect the acquisitions described below:

     * TRO Equity Acquisition. The Operating Partnership acquired all of the non-voting common shares of TRO, constituting 95% of all of the total equity of TRO, in exchange for the issuance of 200,000 Class A OP Units and a contingent obligation to issue up to 800,000 additional Class A OP Units over the following five-year period if the Trust achieves certain specified levels of funds from operations, on a per share basis, over such period.

    * Existing Properties Acquisition. The Operating Partnership acquired the interests of certain affiliates of TRO ("TRO Affiliates") in three existing shopping centers, or portions of shopping centers (the "Existing Properties").

        Two of the properties (Magnolia Mall and North Dartmouth Mall) were purchased from Equity Properties and Development Limited Partnership ("EPDLP") for aggregate consideration, excluding transaction costs, of approximately $80 million, of which (i) $25.2 million represents an assumable mortgage, (ii) $5 million was paid through the issuance of approximately 213,000 Class B OP units to an affiliate of EPDLP for their interest in Magnolia Mall; and (iii) the balance was financed with borrowings under a revolving credit facility.

        The Operating Partnership issued approximately 233,000 additional Class A OP units to TRO Affiliates in respect of their 50% equity interest in the Court at Oxford Valley.


    * Predevelopment Properties Acquisition. The Operating Partnership acquired the rights of certain TRO Affiliates in respect of three potential shopping center sites (the "Predevelopment Properties") in exchange for (i) a loan of cash to TRO in the amount of $3.4 million representing actual out-of-pocket expenditures of TRO incurred with respect of such properties through the Closing Date, and (ii) an obligation to issue, upon completion of any property subsequently developed, Class A OP Units for one-half of the difference between the aggregate value of all such properties at the time of completion and the all-in-cost of all such properties.

    * Development Properties Acquisition. The Operating Partnership became obligated to acquire, for Class A OP Units, the interests of certain TRO Affiliates in two shopping centers currently under development (the "Development Properties"), upon completion of their construction, at prices based upon a pre-determined formula. As these transactions are expected to occur in the future at amounts that are not currently determinable, the financial impact of such future events has not been reflected in the accompanying pro forma financial statements.




All of the acquisitions described above have been recorded by the Trust using the purchase method of accounting.

The accompanying pro forma consolidating financial information is presented as if the transactions described above had been consummated on May 31, 1997 for balance sheet purposes and September 1, 1995 for purposes of the statements of operations. This unaudited pro forma consolidating financial information should be read in conjunction with the historical financial statements of the Trust, including the Trust's most recently filed reports on Form 10-K and Form 10-Q, and The Rubin Organization, Inc., Magnolia Mall, North Dartmouth Mall and Oxford Valley Road Associates and the related notes thereto all which are incorporated by reference in this Form 8-K or included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the transactions have been made.

The pro forma consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position or results of operations of the Trust would have been had the TRO Transaction been consummated as of the dates indicated, nor does it purport to represent the future financial position and the results of operations of the Trust.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                     PRO FORMA CONSOLIDATING BALANCE SHEET
                                 MAY 31, 1997

                                  (Unaudited)
                                (In thousands)

                                                                                         Other                   The
                                             PREIT                       Existing      Pro Forma               Company
                                           Historical      TRO (A)     Properties(B)  Adjustments             Pro Forma
                                           ----------      -------     -------------  -----------             ---------

Assets
Investments in Real Estate, at cost
   Apartment buildings                    $   158,865   $       --     $       --    $       --             $    158,865
   Industrial properties                        5,078           --             --            --                    5,078
   Shopping centers and retail stores          37,393           --           80,365        2,212     (C)         119,970
                                          -----------   -----------    ------------  -----------            ------------
     Total investments in real estate         201,336           --           80,365        2,212                 283,913
       Less accumulated depreciation           49,172           --              --           --                   49,172
                                          -----------   -----------    ------------  -----------            ------------
                                              152,164           --           80,365        2,212                 234,741

Property under development                        --            --             --          2,162     (D)           2,162
Investment in management company                  --          4,680            --            896     (E)           5,576
Investments in partnerships and joint
   ventures, at equity                          1,710           --            5,458          778     (F)           7,946
Advances to management company                    --            --              --         9,000     (G)           9,000
                                          -----------   -----------    ------------  ------------           ------------
                                              153,874         4,680          85,823       15,048                 259,425
     Less allowance for possible losses         1,880           --              --           --                    1,880
                                          -----------   -----------    ------------  -----------            ------------
                                              151,994         4,680          85,823       15,048                 257,545

Other Assets:
   Cash and cash equivalents                    3,554           --             --            --                    3,554
   Rents and sundry receivables                   370           --             --            --                      370
   Deferred costs, prepaid real estate
     taxes and expenses, net                    5,961           --             --            775     (H)           6,736
                                          -----------   -----------    -----------   -----------            ------------
                                          $   161,879   $     4,680    $     85,823  $    15,823            $    268,205
                                          ===========   ===========    ============  ===========            ============

Liabilities and Beneficiaries' Equity
Mortgage notes payable                    $    83,844   $       --     $     25,200  $       --             $    109,044
Bank and other loans payable                   28,623           --           50,165       15,823     (I)          94,611
Tenants' deposits and deferred rents            1,246           --             --            --                    1,246
Accrued pension and other benefits              1,117           --             --            --                    1,117
Accrued expenses and other liabilities          3,624           --             --            --                    3,624
                                          -----------   -----------    -----------   -----------            ------------
                                              118,454           --           75,365       15,823                 209,642
                                          -----------   -----------    ------------  -----------            ------------
Minority interest                                 718         4,680          10,458          --                   15,856
                                          -----------   -----------    ------------  -----------            ------------

Beneficiaries' Equity
Shares of beneficial interest                   8,678           --             --            --                    8,678
Capital contributed in excess of par           53,164           --             --            --                   53,164
Distributions in excess of net income         (19,135)          --             --            --                  (19,135)
                                          -----------   -----------    -----------   -----------            ------------
                                               42,707           --             --            --                   42,707
                                          -----------   -----------    -----------   -----------            ------------
                                          $   161,879   $     4,680    $     85,823  $    15,823            $    268,205
                                          ===========   ===========    ============  ===========            ============


          The accompanying notes and management's assumptions are an integral part of this statement.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                   PRO FORMA CONSOLIDATING INCOME STATEMENT
                      FOR THE YEAR ENDED AUGUST 31, 1996

                                  (Unaudited)
                     (In Thousands, except Per Share Data)


                                                                                North          Other                 The
                                  PREIT                        Magnolia       Dartmouth      Pro Forma             Company
                                Historical       TRO (a)        Mall(b)       Mall (c)      Adjustments           Pro Forma
                                ----------       -------       ---------      ---------     -----------           ---------
Revenues
Revenues from real estate      $    38,985   $       --     $      6,017   $     5,823    $       --           $     50,825
Interest and other income              171           --               84           285            --                    540
                               -----------   -----------    ------------   -----------    -----------          ------------
                                    39,156           --            6,101         6,108            --                 51,365

Expenses
Property expenses                   16,102           --            1,575         2,188            --                 19,865
Depreciation and amortization        5,908           --            1,512         1,164            --                  8,584
General and administrative
   expenses                          3,119           --              --            --             --                  3,119
Interest                             9,831           --            3,280         2,800            666     (d)        16,577
                               -----------   -----------    ------------   -----------    -----------          ------------
                                    34,960           --            6,367         6,152            666                48,145
                               -----------   -----------    ------------   -----------    -----------          ------------

Income (loss) before gains
   on sales of interests in
   real estate, equity in
   unconsolidated entities
   and minority interest            4,196            --             (266)          (44)          (666)               3,220

Gains on sales of interests
   in real estate                     865            --             --             --             --                   865

Equity in loss of management
   company                             --         (1,002)           --             --             --                 (1,002)
Equity in income of
   partnerships and joint
   ventures                          6,258           --             --             --              (57)   (e)         6,201
                               -----------   -------------- ------------   -----------    ------------         ------------

Income before minority
   interest                         11,319        (1,002)           (266)          (44)          (723)                9,284
Minority interest                      275           --              --            --             630     (f)           905
                               -----------   -----------    ------------   -----------    ------------         ------------

Net income (loss)              $    11,044   $    (1,002)   $       (266)  $       (44)   $    (1,353)         $      8,379
                               ===========   ===========    =============  ============   ===========          ============


Net Income Per Share           $     1.27                                                                       $       .97
                               ==========                                                                       ===========

Weighted Average Number of
   Shares Outstanding               8,676                                                                             8,767
                              ===========                                                                       ===========


          The accompanying notes and management's assumptions are an integral part of this statement.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                   PRO FORMA CONSOLIDATING INCOME STATEMENT
                    FOR THE NINE MONTHS ENDED MAY 31, 1997

                                  (Unaudited)
                     (In Thousands, except Per Share Data)


                                                                              North          Other                 The
                                PREIT                       Magnolia        Dartmouth      Pro Forma             Company
                              Historical       TRO (a)       Mall(b)        Mall (c)      Adjustments           Pro Forma
                              ----------       -------      --------        ---------     -----------           ---------
Revenues
Revenues from real estate    $    30,116   $       --    $      4,730    $     4,543    $       --           $     39,389
Interest and other income            218           --              15             15            --                    248
                             -----------   -----------   ------------    -----------    -----------          ------------
                                  30,334           --           4,745          4,558            --                 39,637

Expenses
Property expenses                 12,154           --           1,313          1,714            --                 15,181
Depreciation and
   amortization                    4,661           --           1,134            873            --                  6,668
General and administrative
   expenses                        2,433           --             --             --             --                  2,433
Interest                           6,864           --           2,460          2,100            703    (d)         12,127
Provisions for losses on
   investments                       500           --             --             --             --                    500
                             -----------   -----------   ------------    -----------    -----------          ------------

                                  26,612           --           4,907          4,687            703                36,909
                             -----------   -----------   ------------    -----------    -----------          ------------


Income (loss) before gains
   on sales of interests
   in real estate, equity
   in unconsolidated
   entities and minority
   interest                       3,722            --           (162)           (129)          (703)                2,728

Gains on sales of
   interests in real estate       1,461            --            --              --             --                  1,461
Equity in loss of
   management company                --            (96)          --              --             --                    (96)
Equity in income of
   partnerships and joint
   ventures                       3,487            --            --              --             (105) (e)           3,592
                             ----------   ------------   -------------     -----------    ------------         ------------

Income before minority
   interest                       8,670            (96)          (162)          (129)          (598)                7,685

Minority interest                   265            --             --             --             519    (f)            784
                             -----------   -----------   ------------    -----------    ------------         ------------

Net income (loss)            $     8,405   $       (96)  $        (162)  $      (129)   $    (1,117)         $      6,901
                             ===========   ===========   =============   ============   ===========          ============


Net Income Per Share         $      .97                                                                      $       .80
                             ==========                                                                      ===========

Weighted Average Number of
   Shares Outstanding              8,678                                                                           8,678
                             ===========                                                                     ===========

          The accompanying notes and management's assumptions are an integral part of this statement.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                     PRO FORMA CONSOLIDATING BALANCE SHEET



(A) Acquisition of The Rubin Organization (TRO):

                                                                       Assets and
                                                                       Liabilities
                                                           TRO             Not                             TRO
                                                     Historical (1)   Acquired (2)     Other (3)       Acquisition
                                                     --------------  -------------     ---------     -------------
Assets
Current assets
   Cash and cash equivalents                         $         787   $         --    $         --    $         787
   Fees and commissions receivable                           3,614           2,714             --            6,328
   Real estate held for sale                                   --              --              --              --
   Prepaid expenses                                            165            (165)            --              --
                                                     -------------   -------------   -------------   ------------
     Total current assets                                    4,566           2,549             --            7,115
                                                                                --               --
Property and Equipment, net                                  1,141                                           1,141
                                                                                --               --
Leasing commissions receivable, long-term                      312                                             312
Investment in partnerships                                     146            (146)            --              --
Intangible assets - management contracts                     6,859             --              --            6,859
Advances to affiliated partnerships                          3,525          (3,525)            --              --
                                                     -------------   -------------   -------------   ------------
     Total Other Assets                                     10,842          (3,671)            --            7,171
                                                     -------------   -------------   -------------   -------------

       Total Assets                                  $      16,549   $      (1,122)            --    $      15,427
                                                     =============   =============   ==============  =============


Liabilities and Stockholders' Equity
Current Liabilities
   Current portion of long-term debt                 $       3,053   $      (2,553)  $         --    $         500
   Accounts payable, trade and accrued expenses              3,281             --              --            3,281
   Accounts payable to affiliates                              223             --              --              223
   Advances from Operating Partnership                         --            3,359             --            3,359
   Deferred compensation payable                               186             --              --              186
                                                     -------------   -------------   -------------   -------------
     Total current liabilities                               6,743             806             --            7,549

Long-term debt                                               9,440          (3,541)            --            5,899
Deferred compensation - long term                              247             --              --              247

Minority Interest                                                4              (4)            --              --

Stockholders' Equity
   Common stock                                                 28             (28)            --              --
   Additional paid-in capital                                4,663          (2,931)            --            1,732
   Treasury stock                                               (1)              1             --              --
   Accumulated deficit                                      (4,575)          4,575             --              --
                                                     -------------   -------------   -------------   ------------
     Total stockholders' equity                                115           1,617             --            1,732
                                                     -------------   -------------   -------------   -------------
       Total Liabilities and Stockholders' Equity    $      16,549   $      (1,122)            --    $      15,427
                                                     =============   ==============  =============   =============


Operating partnership's investment in management
   company (4)                                                                                       $       4,680
                                                                                                     =============

(Footnote explanations appear on next page)

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                     PRO FORMA CONSOLIDATING BALANCE SHEET

---------------------------------------------------

Footnotes to Acquisition of TRO:
     (1) To reflect the historical cost basis of the assets and liabilities of TRO.

     (2) To eliminate assets and liabilities not being acquired or assumed.

     (3) Represents additional cash contribution required by TRO shareholders to satisfy minimum working capital requirements at the Closing Date.

     (4) The Operating Partnership will record its investment in the non-voting common shares of TRO using the equity method of accounting. The excess of purchase price paid for TRO, including allocated transaction costs, over the fair value of the net assets acquired will be amortized against the Operating Partnership's share of TRO's income over 10 years.

---------------------------------------------------


(B) Acquisition of the EPDLP Properties and 50% interest in the Court at Oxford Valley (the "Existing Properties"):



                                                                          North       The Court at       Total
                                                        Magnolia        Dartmouth        Oxford         Existing
                                                        Mall (1)        Mall (2)       Valley (3)      Properties
                                                     -------------   -------------   -------------     ----------
Assets
Investments in Shopping Centers and Retail
   Stores, at cost                                   $      45,365   $      35,000   $         --    $      80,365
Investments in Partnerships and Joint
   Ventures, at equity                                          --              --           5,458           5,458
                                                     -------------   -------------    ------------   -------------
                                                     $      45,365   $      35,000   $       5,458   $      85,823
                                                     =============   =============   =============   =============

Liabilites
Mortgage Notes Payable                               $      25,200   $         --    $         --    $      25,200
Bank and Other Loans Payable                                15,165         35,000              --           50,165
Minority Interest                                            5,000             --            5,458          10,458
                                                     -------------   ------------    -------------   -------------
                                                     $      45,365   $      35,000   $       5,458   $      85,823
                                                     =============   =============   =============   =============

---------------------------------------------------

Footnotes to Acquisition of Existing Properties:

     (1) To record the acquisition of Magnolia Mall for total consideration of $45.4 million consisting of $25.2 million of mortgage notes payable assumed, $15.2 million of borrowings under the revolving line of credit and approximately 213,000 Class B OP Units valued at $23.47 per unit.

     (2) To record the acquisition of North Dartmouth Mall for total consideration of $35 million utilizing borrowings under the revolving line of credit.

     (3) To record the Operating Partnership's 50% interest in the Court at Oxford Valley for total consideration of approximately 233,000 Class A OP Units valued at $23.40 per unit.
--------------------------------------------------

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                     PRO FORMA CONSOLIDATING BALANCE SHEET



(C)  To allocate transaction costs to Magnolia Mall and North Dartmouth Mall.                             $  2,212

(D)  To record the Operating Partnership's acquisition of the Predevelopment Properties and an
       allocation of transaction costs.                                                                      2,162

(E)  To allocate transaction costs to the Operating Partnership's investment in the management
      company.                                                                                                 896

(F) To allocate transaction costs to the Operating Partnership's investment in
      the Court at Oxford Vall                                                                                 778

(G)  To reimburse TRO for EPDLP management contract start-up costs and pre-development expenses.
                                                                                                             9,000

(H)  To record financing costs incurred relating to the $125 million revolving line of credit.
                                                                                                               775

(I)  To record additional borrowings to fund transaction costs and reimburse TRO for pre-development expenses and EPDLP management contract start-up costs.
                                                                                                            15,823

                                     F-8

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS

 (a) TRO:

                                                  For the Year Ended August 31, 1996
                                                  ----------------------------------
                                                                   TRO          Pro Forma                 TRO
                                                               Historical      Adjustments             Pro Forma
                                                             -------------    -------------           -----------
Revenues                                                      $    14,783             --            $      14,783

Operating Expenses
   Salaries, commissions and employee benefits                       9,985            300     (1)          10,285
   Rent expense                                                        795            --                      795
   Other operating expenses                                          4,023            --                    4,023
   Depreciation and amortization                                       351            --                      351
   Property writedown                                                  320           (320)    (2)             --
                                                              ------------  --------------          -------------
     Total Operating Expenses                                       15,474            (20)                 15,454
                                                              ------------  --------------          -------------

Income (Loss) From Operations                                         (691)            20                    (671)
                                                                                              (3)
Interest Expense                                                      (715)           715                     --

Equity in Loss from Partnership Investments                           (468)           468     (4)             --
                                                              ------------  -------------           -------------
Pre-tax loss                                                        (1,874)         1,203                    (671)
Provision for income taxes                                             --             --                      --
                                                              ------------  -------------           -------------
Net loss                                                      $     (1,874) $       1,203           $        (671)
                                                              ============  =============           =============

Amortization of excess purchase price over net assets
acquired recorded in consolidation (5)
                                                                                                             (384)

Net loss, as adjusted                                                                               $      (1,055)
                                                                                                    =============

Operating Partnership's share of net loss of TRO                                                    $      (1,002)
                                                                                                    =============


(Footnote explanations appear on next page)

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS



                                                    For the Nine Months Ended May 31, 1997
                                                    --------------------------------------
                                                                   TRO          Pro Forma                 TRO
                                                               Historical      Adjustments             Pro Forma
                                                               ----------     ------------            -----------
Revenues                                                      $     14,155  $         --            $      14,155

Operating Expenses
   Salaries, commissions and employee benefits                       8,602            225     (1)           8,827
   Rent expense                                                        581            --                      581
   Other operating expenses                                          3,884            --                    3,884
   Depreciation and amortization                                       676            --                      676
   Property writedown                                                  --             --                      --
                                                              ------------  -------------           -------------
     Total Operating Expenses                                       13,743            225                  13,968
                                                              ------------  -------------           -------------

Income From Operations                                                 412           (225)                    187

Interest Expense                                                      (618)           618     (3)             --

Equity in Loss from Partnership Investments                           (131)           131     (4)             --
                                                              ------------  -------------           -------------
Pre-tax loss                                                          (337)           524                     187
Provision for income taxes                                             --             --                      --
                                                              ------------  -------------           -------------
Net (loss) income                                             $       (337) $         524           $         187
                                                              ============  =============           =============

Amortization of excess purchase price over net assets
acquired recorded in consolidation (5)                                                                       (288)

Net loss, as adjusted                                                                               $        (101)
                                                                                                    =============

Operating Partnership's share of net loss of TRO                                                    $         (96)
                                                                                                    =============

---------------------------------------------------

Footnotes to TRO:

     (1) To record additional compensation expense in accordance with the proposed employment contracts. Certain employees will also be entitled to additional incentive compensation based on their achievement of certain financial and other performance objectives. Additional amounts for incentive compensation expense have not been recorded, as such amounts would not have been earned on an historical basis.

     (2) To eliminate impairment loss recorded on equity investment not being acquired.

     (3) To eliminate interest expense on debt not assumed.

     (4) To eliminate equity in loss of partnerships and joint ventures not being acquired.

     (5) To record the amortization of excess purchase price, including allocated transaction costs, over net assets acquired over 10 years.
---------------------------------------------------

                   PENNSYLVANIA REAL ESTATE INVESTMENTS TRUST

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS


(b)  Magnolia Mall:

                      For the Year Ended August 31, 1996
                      ----------------------------------

                                                                Magnolia                               Magnolia
                                                                  Mall          Pro Forma                Mall
                                                               Historical      Adjustments             Pro Forma
                                                              ------------     ------------         -------------
Revenues
Gross revenues from real estate                               $      6,017    $         --          $       6,017
Interest and other income                                               84              --                     84
                                                              ------------    -------------         -------------
                                                                     6,101              --                  6,101

Expenses
Property operating expenses                                          1,575              --                  1,575
Depreciation and amortization                                          --             1,512   (1)           1,512
Mortgage and bank loan interest                                        --             3,280   (2)           3,280
                                                              ------------    -------------         -------------
                                                                     1,575            4,792                 6,367
                                                              ------------    -------------         -------------
Net income (loss)                                             $      4,526    $      (4,792)        $        (266)
                                                              ============    =============        ==============


                                          For the Nine Months Ended May 31, 1997
                                          --------------------------------------
                                                                Magnolia                               Magnolia
                                                                  Mall          Pro Forma                Mall
                                                               Historical      Adjustments             Pro Forma
                                                             -------------     -----------          --------------
Revenues
Gross revenues from real estate                               $      4,730    $         --          $       4,730
Interest and other income                                               15              --                     15
                                                              ------------    -------------         -------------
                                                                     4,745              --                  4,745

Expenses
Property operating expenses                                          1,313              --                  1,313
Depreciation and amortization                                          --             1,134   (1)           1,134
Mortgage and bank loan interest                                        --             2,460   (2)           2,460
                                                              ------------    -------------         -------------
                                                                     1,313            3,594                 4,907
                                                              ------------    -------------         -------------
Net income                                                    $      3,432    $      (3,594)        $        (162)
                                                              ============    =============         ==============

---------------------------

Footnotes to Magnolia Mall:

     (1) To record depreciation and amortization on assets acquired and transaction costs capitalized.

     (2) To record interest expense on $25,200 of assumed mortgage indebtedness at 8.2% and $15,165 of short-term borrowings under the revolving line of credit at 8%.

---------------------------------------------------
                                     F-11

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS


(c)  North Dartmouth Mall Acquisition:



                                              For the Year Ended August 31, 1996
                                              ----------------------------------
                                                                  North                                  North
                                                                Dartmouth       Pro Forma              Dartmouth
                                                               Historical      Adjustments             Pro Forma
                                                              -----------      -----------          -------------
Revenues
Gross revenues from real estate                               $      5,823    $         --          $       5,823
Interest and other income                                              285              --                    285
                                                              ------------    ------------          -------------
                                                                     6,108              --                  6,108

Expenses
Property operating expenses                                          2,188              --                  2,188
Depreciation and amortization                                          --             1,164   (1)           1,164
Mortgage and bank loan interest                                        --             2,800   (2)           2,800
                                                              ------------    -------------         -------------
                                                                     2,188            3,964                 6,152
                                                              ------------    -------------         -------------
Net income (loss)                                             $      3,920    $      (3,964)        $         (44)
                                                              ============    =============         ==============


                                          For the Nine Months Ended May 31, 1997
                                          --------------------------------------
                                                                  North                                  North
                                                                Dartmouth       Pro Forma              Dartmouth
                                                               Historical      Adjustments             Pro Forma
                                                              ------------    -------------         ---------------
Revenues
Gross revenues from real estate                               $      4,543    $         --          $       4,543
Interest and other income                                               15                                     15
                                                              ------------    -------------         -------------
                                                                     4,558              --                  4,558

Expenses
Property operating expenses                                          1,714              --                  1,714
Depreciation and amortization                                          --               873   (1)             873
Mortgage and bank loan interest                                        --             2,100   (2)           2,100
                                                              ------------    -------------         -------------
                                                                     1,714            2,973                 4,687
                                                              ------------    -------------         -------------
Net income (loss)                                             $      2,844    $      (2,973)        $        (129)
                                                              ============    =============         ==============

---------------------------------------------------

Footnotes to North Dartmouth Mall:

     (1) To record depreciation and amortization on assets acquired and transaction costs capitalized.

     (2) To record interest expense on additional short-term borrowings under the revolving line of credit of $35 million at 8%.
---------------------------------------------------

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS





                                                                                      Year Ended         Nine Months Ended
                                                                                    August 31, 1996         May 31, 1997
                                                                                    ---------------      ------------------
     (d) To record interest expense on $15.3 million of additional borrowings at an effective borrowing rate 8%, including amortization of deferred financing costs, net of interest capitalized on Development
         Properties.                                                                     $ 666                    $ 703

     (e) To record the Operating Partnership's 50% equity in the income of the
         Court at Oxford Valley, net of amortization of excess purchase price
         over net book value of assets acquired.                                         $ (57)                   $(105)

     (f) To adjust the minority interest's share of income in Operating
         Partnership.                                                                    $ 630                    $ 519


                                 EXHIBIT INDEX

Exhibit
 Number                                             Description                                           Page
-------                                             -----------                                           ----
3.2               Trust Agreement, as Amended and Restated September 29, 1997.

3.3               By-Laws, as adopted on September 29, 1997.

4.12              Revolving Credit Agreement, dated September 30, 1997, among
                  PREIT Associates, L.P. and the lending institutions named therein.

4.13              Revolving Credit Note, dated September 30, 1997.

4.14              Guaranty of the Trust, dated September 30, 1997, among the Trust and the lending institutions named therein.

4.15 First Amended and Restated Agreement of Limited Partnership, dated September 30, 1997, of PREIT Associates, L.P.

4.16              Subscription Agreement, dated September 30, 1997, between PREIT
                  Associates, L.P. and Florence Mall Partners.

10.15             PREIT Contribution Agreement and General Assignment and Bill of Sale,
                  dated as of September 30, 1997, by and between the Trust and PREIT
                  Associates, L.P.

10.16             Declaration of Trust, dated June 19, 1997, by Trust, as grantor, and Trust, as initial trustee.

10.17 TRO Contribution Agreement, dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., and the persons and entities named therein.

10.18             First Amendment to TRO Contribution Agreement, dated September 30, 1997.

10.19             Contribution Agreement (relating to the Court at Oxford
                  Valley, Langhorne, Pennsylvania), dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., Rubin Oxford, Inc.
                  and Rubin Oxford Valley Associates, L.P.

10.20             First Amendment to Contribution Agreement (relating to the
                  Court at Oxford Valley, Langhorne, Pennsylvania), dated
                  September 30, 1997.





Exhibit
 Number                                             Description                                           Page
-------                                             -----------                                           ----
10.21             Contribution Agreement (relating to Hillview Shopping Center, Cherry Hill,
                  New Jersey), dated as of July 30, 1997, among the Trust, PREIT Associates,
                  L.P., Cherry Hill Partner, Inc., and Rubin Oxford Valley Associates, L.P.

10.22             Contribution Agreement (relating to Northeast Tower Center,
                  Philadelphia, Pennsylvania), dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., Roosevelt Blvd.
                  Co., Inc., and the individuals named therein.

10.23 Contribution Agreement (relating to the pre-development properties named therein), dated as of July 30, 1997, among the Trust, PREIT Associates, L.P., and TRO Predevelopment,
                  LLC.

10.24             First Amendment to Contribution Agreement (relating to the pre-development properties), dated September 30, 1997.

10.25             First Refusal Rights Agreement, effective as of September
                  30, 1997, by Pan American Associates, its partners and all persons having an interest in such partners with and for the benefit of PREIT Associates, L.P.

10.26             Purchase and Sale Agreement (relating to Magnolia Mall,
                  Florence, South Carolina), dated as of June 30, 1997, by and between Magnolia Retail Associates, L.L.C. and The Rubin
                  Organization, Inc.

10.27             First Amendment to Purchase and Sale Agreement (relating to Magnolia Mall,
                  Florence, South Carolina), dated September 30, 1997.

10.28             Purchase and Sale Agreement (relating to North Dartmouth Mall, Dartmouth,
                  Massachusetts), dated as of June 30, 1997, by and between Diversified Equity
                  Corporation of Illinois, Inc. and The Rubin Organization, Inc.

10.29             Agreement Regarding Assignment of Purchase and Sale
                  Agreements (relating to Magnolia Mall, Florence, South
                  Carolina and North Dartmouth Mall, Dartmouth,
                  Massachusetts), dated as of June 30, 1997, between The Rubin
                  Organization, Inc. and the Trust.

10.30             Registration Rights Agreement, dated as of September 30, 1997, among the
                  Trust and the persons listed on Schedule A thereto.

10.31             Registration Rights Agreement, dated as of September 30, 1997, between the
                  Trust and Florence Mall Partners.



Exhibit
 Number                                             Description                                           Page
-------                                             ------------                                          ----
10.32             Letter Agreement, dated March 26, 1996, by and among The Goldenberg
                  Group, The Rubin Organization, Inc., Ronald Rubin and Kenneth Goldenberg.

10.33             Letter Agreement dated July 30, 1997, by and between The Goldenberg Group and Ronald Rubin.

10.34             Employment Agreement, dated September 30, 1997, between the Trust and
                  Ronald Rubin.

10.35             Employment Agreement, dated September 30, 1997, between the Trust and
                  Edward Glickman.

10.36             Second Amendment to Employment Agreement, dated as of September 29,
                  1997, between the Trust and Sylvan M. Cohen.

10.37             Trust Incentive Bonus Plan, effective as of January 1, 1998.

10.38             PREIT-RUBIN, Inc. Stock Bonus Plan Trust Agreement, effective as of
                  September 30, 1997, by and between PREIT-RUBIN, Inc. and CoreStates
                  Bank, N.A.

10.39             PREIT-RUBIN, Inc. Stock Bonus Plan.

10.40             Amended and Restated 1990 Incentive and Non-Qualified Stock Option Plan of
                  the Trust.

10.41             1997 Stock Option Plan.

23.3              Consent of Arthur Andersen LLP (Independent Public Accountants for the
                  Trust, The Rubin Organization, Inc., Magnolia Mall and North Dartmouth
                  Mall.)

23.4              Consent of Zelenkofske, Axelrod & Co., Ltd. (Independent Public Accountants
                  for Oxford Valley Road Associates.)
